Exhibit 23.2

CONSENT OF BEARD MILLER COMPANY LLP

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-53295, 333-85025 and 333-87932) on Form S-8 of BCSB Bankcorp, Inc. of our report dated November 30, 2004, except for Note 21, Restatement, as to which the date is July 13, 2007, relating to the consolidated financial statements of BCSB Bankcorp, Inc. for the year ended September 30, 2004, which is included in this Annual Report on Form 10-K/A of BCSB Bankcorp, Inc. for the year ended September 30, 2006.

Baltimore, Maryland

July 13, 2007